UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022 (December 31, 2021)

JACKSAM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 033-33263

Nevada	46-3566284
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4440 Von Karman Avenue Suite 220 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code (800) 605-3580

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	JKSM

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On December 31, 2021, the Board of Directors of Jacksam Corporation (the “Company”) and shareholders holding a majority of the voting power of the Company both approved an amendment (the “Amendment”) to the Company’s Article of Incorporation (the “Article of Incorporation”) to increase the total number of authorized shares that the Company shall have authority to issue from One Hundred Million (100,000,000) shares to Two Hundred and Thirty Million (230,000,000) shares, consisting of two classes to be designated respectively, “Common Stock” and “Preferred Stock”, with all such shares having a par value of $0.001 per share, of which Two Hundred Million (200,000,000) shall be designated as Common stock and Thirty Million (30,000,000) designated as Preferred stock. The Amendment will become effective as of January 3, 2022.

The Certificate of the Amendment is filed as Exhibit 3.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

Exhibit No.	Exhibit
3.1	Amendment to Articles of Incorporation, dated December 31, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSAM CORPORATION

Dated: January 3, 2022	By:	/s/ Mark Adams
	Name:	Mark Adams
	Title:	Chief Executive Officer

3

EXHIBITS INDEX

Exhibit No.	Exhibit
3.1	Amendment to Articles of Incorporation, dated December 31, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

4